UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2012

BOLT TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	001-12075	06-0773922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Duke Place, Norwalk, Connecticut	06854
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code	(203) 853-0700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Bolt Technology Corporation (“Bolt”) has entered into an amendment effective as of February 21, 2012 (the “Amendment”) to the stock purchase agreement dated as of January 6, 2011 (the “Original Agreement”), by and among Bolt and the holders of all of the outstanding shares of capital stock of SeaBotix Inc., a Delaware corporation (“SeaBotix”). Pursuant to the Original Agreement, the purchase price for all of the outstanding shares of capital stock of SeaBotix consisted of $10,000,000 at closing, plus further payments based on achievement of certain revenue levels and as an earnout. The Amendment modifies certain terms of the Original Agreement with respect to the post-closing purchase price payments and earnout. The Amendment provides for a payment of $2,500,000 to be made at the time of the Amendment, and modifies the earnout to be equal to fifteen percent (15%) of annual revenues for each of the calendar years of 2012 through 2014. Earnout payments are subject to SeaBotix achieving certain minimum revenues and gross profit margins.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Stock Purchase Agreement effective as of February 21, 2012 by and between Bolt Technology Corporation and the holders of all of the outstanding shares of capital stock of SeaBotix Inc., by and through their authorized representative, Donald Rodocker.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLT TECHNOLOGY CORPORATION

By:	/s/ William C. Andrews
William C. Andrews
(Vice President–Administration
and Compliance)

Dated:  February 22, 2012

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Exhibit Index

Exhibit No.	Description

10.1	Amendment to Stock Purchase Agreement effective as of February 21, 2012 by and between Bolt Technology Corporation and the holders of all of the outstanding shares of capital stock of SeaBotix Inc., by and through their authorized representative, Donald Rodocker.